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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                ----------------




                                    FORM 8-K





                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): June 1, 1998
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                           CITYSCAPE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)





              DELAWARE               0-27314                  11-2994671
    ---------------------------    ------------        ------------------------
    State or Other Jurisdiction     Commission               (IRS Employer
          of Incorporation          File Number            Identification No.)





      565 Taxter Road, Elmsford, New York                      10523-5200
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   (Address of Principal Executive Offices)                     Zip Code




      Registrant's telephone number, including area code:  (914) 592-6677
                                                           --------------



                        --------------------------------
                         Former name or former address,
                          if changed since last report
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Item 5.  Other Events.
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     As part of Cityscape Financial Corp.'s (the "Company") ongoing efforts to restructure its balance sheet, the Company entered into a non-binding letter of intent (the "Letter of Intent") on June 1, 1998 with representatives of holders of a majority of the Company's 12-3/4% Senior Notes due 2004 (the "Senior Notes") to support a proposed restructuring of the Company (the "Proposed Restructuring"). The Letter of Intent has been approved by the Company's Board of Directors. In addition, the Company has entered into negotiations with holders of its 6% Convertible Subordinated Debentures (the "Convertible Debentures") regarding the Proposed Restructuring. The Company presently intends to file a Chapter 11 petition and plan of reorganization in what is commonly known as a "prepackaged" bankruptcy filing within 60 days and to seek approval of its disclosure statement and confirmation of its plan shortly thereafter.

     The Proposed Restructuring, if approved, will significantly reduce outstanding indebtedness, eliminate mandatory cash interest payments and restore net worth. To achieve these objectives, the Proposed Restructuring will (i) result in a complete write-off of the Company's currently outstanding Common Stock, (ii) an extreme impairment of the Company's preferred stock, (iii) a severe impairment of the Company's Convertible Debentures and (iv) a substantial impairment of the Company's Senior Notes.


     In connection with the Company's restructuring efforts, the Company has determined (i) to defer the June 1, 1998 interest payment on its Senior Notes and (ii) to continue to defer the May 1, 1998 interest payment on the Convertible Debentures. The continued deferral of the Convertible Debenture interest payment constitutes an "Event of Default" pursuant to the Indenture under which such securities were issued.


     Separately, as part of the Proposed Restructuring, the Company has entered into negotiations regarding debtor in possession financing from Greenwich Capital Financial Markets, Inc. and The CIT Group/Equipment Financing, Inc. to increase the Company's existing warehouse lines of credit.


     No assurance can be given that the Proposed Restructuring will be approved or that the Company will be successful in its negotiations with holders of the Convertible Debentures or to obtain financing as a debtor in possession in amounts, if at all, necessary to fund the Company's loan production. In addition, no assurance can be given that, if approved, the Company will be successful in its restructuring efforts, or that, as a result of such efforts, the value of the Company's securities will not suffer further material impairment beyond that contemplated by
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the Proposed Restructuring. The extent of any such impairment will depend on many factors including the outcome of the Company's discussions with the holders of its securities as well as other factors set forth in the paragraph discussing forward-looking statements below.

     A copy of the Letter of Intent has been filed with this Form 8-K as Exhibit
99.1 and is hereby incorporated by reference.

     This report on Form 8-K contains forward-looking statements which involve risks and unmcertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited, to, the ability to access loan warehouse or purchase facilities in amounts, if at all, necessary to fund the Company's loan production, the successful execution of loan sales in the whole loan sales market, the ability of the Company to successfully restructure its balance sheet, the initiative to streamline the Company's operations, the ability of the Company to retain an adequate number and mix of its employees, legal proceedings and other matters, adverse economic conditions, competition and other risks detailed from time to time in the Company's Securities and Exchange Commission reports. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.


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Item 7. Financial Statements, Pro Forma Financial
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        Information and Exhibits.
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        (c) Exhibits

            99.1  Letter of Intent, dated as of May 22, 1998
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CITYSCAPE FINANCIAL CORP.
                                                   (Registrant)




                                              By: /s/ Tim S. Ledwick
                                                  ---------------------------
                                              Name:  Tim S. Ledwick
                                              Title: Vice President and Chief
                                                     Financial Officer

Dated: June 2, 1998
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                               INDEX TO EXHIBITS



Exhibits   Description                                   Page
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99.1       Letter of Intent, dated as of May 22, 1998